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                                                                   EXHIBIT 10.23
                   [BLUE MARTINI SOFTWARE, INC. LETTERHEAD]



January 15, 2001

Jeanne Urich

Re:    Employment Terms

________________________________________________________________________________
Dear Jean,

Blue Martini Software, Inc. ("BMS") is pleased to offer you the position of Vice President of Client Service on the terms as described in your offer letter dated as of the date hereof. In addition to the letter referenced, your employment includes the following term:

 .    If you are terminated from BMS without cause, you will be eligible to receive a severance payment equal to six (6) months of your base salary at the time of termination and BMS will pay health benefits for you and your dependents for six (6) months on the same terms as then provided to employees of the Company. Following termination, you will also be eligible for medical and other health benefits as provided under COBRA. If you resign from BMS at any point, a severance payment will not be paid. "Cause" shall mean the occurrence of one or more of the following: (i) your conviction of a felony or a crime involving moral turpitude or dishonesty;
     (ii) your participation in a fraud or act of dishonesty against the Company; (iii) your intentional and material damage to the Company's property; or (iv) a material breach by you of this Agreement, the Company's written policies, or the Employee Proprietary Information and Inventions Agreement that is not remedied by you within fourteen (14) days of written notice of such breach from the Board. It shall be a condition to your receipt of such severance that you enter into a release agreement acceptable to the Company. We look forward to your favorable reply and to a productive and enjoyable working relationship.

Very truly yours,

/s/ ERIC JENSEN

Eric Jensen
Blue Martini Software, Inc.

I accept the employment terms stated in this letter, and expect to commence employment on February 12, 2001


/s/ JEANNE URICH
----------------------------------
Jeanne Urich
Date:  January 16, 2001